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Exhibit 24.2  Consent of Coopers & Lybrand, L.L.P.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Form S-8 Registration Statement of DMI, Inc. of our report dated February 16, 1996, of our audit of the financial statements of DMI, Inc. as of and for the year ended December 31, 1995, included in the DMI, Inc. Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts"


Coopers & Lybrand, L.L.P.
Newport Beach, California
September 4, 1997